EXHIBIT 99.1

Filed by First Community Financial Corporation

Commission File No.: 000-49736

CONTACT:	Bobbi Rickenbaugh, Corporate
Relations/Marketing Specialist
717-436-2144

www.fnbmifflintown.com

FOR IMMEDIATE RELEASE

FIRST NATIONAL BANK OF MIFFLINTOWN’S

GROWTH MILESTONE HIGHLIGHTS ANNUAL MEETING

MIFFLINTOWN, PA – Shareholders of First Community Financial Corporation, the parent company of The First National Bank of Mifflintown, were given an impressive report of continued financial growth and expansion for the year 2007 at their annual meeting here on April 8, 2008.

After a presentation on the multitude of community activities supported by the Bank, founded in 1864, John P. Henry, III, Chairman, welcomed those in attendance. He then acknowledged the contributions of James R. McLaughlin, who preceded him as Chairman, and Director Clair E. McMillen who retired during the past year. Chairman Henry then introduced Jody D. Graybill, President of the Corporation and the Bank.

President Graybill reported that while world-wide economic conditions remain volatile, the Bank remains dedicated to conservative management as a community bank, emphasizing local management with local decisions. He added that bank assets grew $23.775 million, or 8.5%, over the previous year to surpass $300 million dollars for the first time. On December 31, 2007, assets were $302,295,000, an increase of over $100,000,000 during the last five years.

Other financial highlights for the year 2007 included loan growth of $7.4 million and deposit growth of $10.2 million. The Corporation’s stock price closed 2007 at $31.50 per share, based upon transactions known to the Bank, while many other financial stocks declined. Graybill noted the Bank’s commitment to continue to serve the communities in the Bank’s market area with prudent financial management in the coming years and its appreciation for the client relationships that have helped the bank grow.

In closing, a new Dividend Reinvestment and Stock Purchase Plan was announced, offering another opportunity for shareholders to invest in the corporation.

Four Class B directors were elected by the shareholders to terms expiring in 2011. They are Joseph E. Barnes, Sr., Nancy S. Bratton, Jody D. Graybill and Charles C. Saner.

Reorganization Meeting

The annual reorganization meeting of the Board of Directors was held following the shareholders meeting. Directors include John P. Henry, III, Chairman; Roger Shallenberger, Vice Chairman; Jody D. Graybill, President; Lowell M. Shearer, Secretary; James R. McLaughlin, Joseph E. Barnes, Sr.; Nancy S. Bratton; Samuel G. Kint; Charles C. Saner; David L. Swartz, and Frank L. Wright. The following officers were appointed: Jody D. Graybill, President and Trust Officer; K. Lee Hopkins, Senior Vice President and Credit Services Division Manager; Richard R. Leitzel, Vice President and Chief Financial Officer; Timothy P. Stayer, Vice President and Community Banking Services Division Manager; Scott E. Fritz, Vice President and Commercial Loan Officer; Patti L. McLaughlin, Assistant Vice President and Commercial Loan Officer; Florence E. Dressler, Assistant Vice President and Community Office Manager, Fermanagh Office; Audra L. Hunter, Assistant Vice President and Community Office Manager, Loysville Office, New Bloomfield and Bloomfield Borough Offices; Roy A. Leister, Jr., Assistant Vice President and Community Office Manager, Delaware Office; Bradley D. Sherman, Assistant Vice President and Community Office Manager, West Perry and Ickesburg Offices; Diane E. Zeiders, Assistant Vice President and Community Office Manager, Tuscarora Valley and East Waterford Offices; Nanci A. Loudenslager,

Assistant Vice President and Risk Manager/Security and AML Officer; Duncan A. MacRae, Assistant Vice President and Credit Administration Manager; Tina J. Smith, Assistant Vice President and Human Resources Manager; Nanette W. Stake, Assistant Vice President and IT Manager and IT Security Officer; Christopher W. Meals, Community Office Manager, Mifflintown Office; Kim W. Mills, Community Office Manager, Shermans Dale Office; Renee D. Williamson, Trust Officer; Adam E. Truitt, Assistant Trust Officer; Jennifer S. Kauffman, Assistant Secretary.

Advisory Board Members reappointed at the meeting included: Barbara G. Wilson, Chairman; James M. Sheaffer, Vice Chairman; William A. Gilliland; and Norman F. Love as Tuscarora Valley and East Waterford Office members. Daniel B. Brown, Chairman; Alan E. Varner, Vice Chairman; and Ronald H. Mast as Fermanagh Office members. John M. Auker, Chairman; C. Robert Hockenbrock, Vice Chairman; Dennis L. Bassler; and Mervin J. Strawser as Delaware Office members. Terry K. Urich, Chairman; Floyd H. Weary, Vice Chairman; David M. McMillen; and Charles C. Nyce as West Perry and Ickesburg Office members. William R. Bunt, Chairman; James E. Swenson, Vice Chairman; Darwin L. Kitner; John K. McClellan; and Fred E. Morrow as New Bloomfield, Bloomfield Borough, Loysville and Shermans Dale Office members.

The following individuals were appointed/reappointed as directors to the Director Emeritus Committee: Donald Q. Adams, Dale J. Beaston, Harry E. Clark, Elwood S. Hench, Raymond T. Long, Jane B. Marhefka, James L. McClure, Clair E. McMillen, Phyllis S. Mohler, George L. Settlemyer, Robert Sheaffer, John A. Tetwiler, H. Scott Weibley, A. Jack Weller, and Richard L. Wible.

The First National Bank of Mifflintown has 11 offices serving Juniata and Perry Counties. Shareholder services can be contacted at telephone 717-436-2144, or by e-mail at jskauffman@fnbmifflintown.com for questions about the Corporation’s stock or other related matters.

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